EXHIBIT 24.1
                      POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Jack D. Michaels, David C. Stuebe and James I. Johnson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933, as amended, concerning certain shares of the Common Stock, $1.00 par value, of HON INDUSTRIES Inc., an Iowa corporation (the
"Company") and related Preferred Share Purchase Rights and interests offered in connection with the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan and any and all amendments (including post-effective amendments) to such Registration Statement(s) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date set forth below.



     Signature                 Title                  Date


/s/Jack D. Michaels      Chairman, President      February 29, 2000
Jack D. Michaels         and Chief Executive
                         Officer (principal
                         executive officer)

/s/ Melvin L. McMains    Vice President and       February 29, 2000
Melvin L. McMains        Controller
                         (principal
                         accounting officer)

/s/ David C. Stuebe      Vice President and       February 29, 2000
David C. Stuebe          Chief Financial
                         Officer (principal
                         financial officer)

/s/ Robert W. Cox        Director                 February 29, 2000
Robert W. Cox

/s/ Cheryl A. Francis    Director                 February 29, 2000
Cheryl A. Francis

/s/ W August Hillenbrand Director                 February 29, 2000
W August Hillenbrand

/s/ Stanley M. Howe      Director                 February 29, 2000
Stanley M. Howe

/s/ Robert L. Katz       Director                 February 29, 2000
Robert L. Katz

/s/ Moe S. Nozari        Director                 February 29, 2000
Moe S. Nozari

/s/ Richard H. Stanley   Director                 February 29, 2000
Richard H. Stanley

/s/ Brian E. Stern       Director                 February 29, 2000
Brian E. Stern

/s/ Lorne R. Waxlax      Director                 February 29, 2000
Lorne R. Waxlax